UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 27, 2018

Par Pacific Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-36550	84-1060803
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Gessner Road, Suite 875 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)
(281) 899-4800
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01    Entry Into a Material Definitive Agreement.

On June 27, 2018 (the “Amendment Effective Date”), Par Hawaii Refining, LLC, a Hawaii limited liability company (“PHR”), and an indirect wholly-owned subsidiary of Par Pacific Holdings, Inc., a Delaware corporation (the “Company”), entered into an amendment (the “ Amendment”) to the Amended and Restated Supply and Offtake Agreement dated December 21, 2017 (as amended, modified, supplemented, renewed, and/or restated, the “Supply and Offtake Agreement”) with J. Aron & Company LLC (“J. Aron”). Prior to the Amendment, PHR had the right to defer payments owed to J. Aron under the Supply and Offtake Agreement up to the lesser of $125 million or 85% of eligible accounts receivable and inventory. Pursuant to the Amendment, among other things, the deferred payment arrangement was amended such that, effective as of the Amendment Effective Date, PHR has the right to defer payments owed to J. Aron under the Supply and Offtake Agreement up to the lesser of $165 million or 85% of eligible accounts receivable and inventory.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Amendment is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.1 Amendment to Amended and Restated Supply and Offtake Agreement dated June 27, 2018.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Par Pacific Holdings, Inc.

Dated: July 19, 2018	/s/ James Matthew Vaughn
James Matthew Vaughn Senior Vice President and General Counsel

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